UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 12, 2009

EDCI HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	001-34015	26-2694280
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1755 Broadway, 4th Floor
New York, New York 10019
(Address of Principal
Executive Offices)

(212) 333-8400
(Registrant’s telephone number, including area code)

Not Applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

EDCI Holdings, Inc. (the "Company" or “EDCI”) has received requests from several of its shareholders for updates on activities related to the past employment by the Company of Mr. Michael W. Klinger (“Mr. Klinger”), previously the Company’s Chief Financial Officer (“CFO”), and the status of related events surrounding Mr. Klinger’s separation from the Company.  In order to comply with Securities and Exchange Commission Regulation Fair Disclosure (“Regulation FD”), the Company hereby is responding to such inquires via SEC Form 8-K.  Entertainment Distribution Company, LLC (“EDC LLC”) is the Company’s majority owned subsidiary that provides CD and DVD replication and logistics services.

As detailed in the background compilation below, the Company is providing the following update:  a)  On May 8, 2009, Klinger filed a complaint and demand for jury trial against the Company, the Company’s subsidiary Entertainment Distribution Company, Inc. (“EDC Inc.”), EDC LLC, EDC LLC’s subsidiary Entertainment Distribution Company (USA) LLC (“EDC USA”) and Mr. Robert L. Chapman, Jr.  (“Mr. Chapman”), CEO of EDCI and EDC LLC,  in the United States District Court for the Southern District of Indiana  (the “Klinger Indiana Counter-Suit”; Case # 1:09-cv-0579-WTL).  The Klinger Indiana Counter-Suit seeks:  i) compensatory damages for breach of the MWK CFO Employment Agreement (defined below); ii) damages, including liquidated damages and attorney fees under certain Indiana statutes, resulting from any unpaid wages and compensation due and payable to Klinger upon his termination, which Klinger alleges includes salary, vacation pay for accrued and unused vacation days, bonuses, and severance pay; (iii) damages for defamation Klinger alleges resulted from statements made in the Company’s Form 8-Ks filed on April 22, 2009 and April 30, 2009 and (iv) related interest, cost and attorney fees as permitted by law.  b)  On May 11, 2009, Klinger filed a motion in response (the “Klinger Motion to Dismiss Or Transfer Venue”) to the complaint filed on April 17, 2009 by the Company, EDC LLC and EDC USA as plaintiffs against Mr. Klinger as defendant, in the United States District Court for the Southern District of New York (the “The Klinger ERISA Complaint”; Case #: 1:09-cv-03880-BSJ).  The Klinger ERISA Complaint is described in the background compilation below in the paragraph describing the events of April 17, 2009.   The Klinger Motion to Dismiss Or Transfer Venue seeks to dismiss the Klinger ERISA Complaint for lack of personal jurisdiction and improper venue, or in the alternative to transfer venue to the United States District Court for the Southern District of Indiana (the Court in which Klinger filed the Klinger Indiana Counter-Suit).

The Company believes the Klinger Indiana Counter-Suit and the Klinger Motion to Dismiss Or Transfer Venue have no merit and intends to vigorously defend or oppose both matters.

On October 2, 2008, Mr. Thomas Costabile (“Mr. Costabile”), EDC LLC’s and EDC USA’s President-Chief Operating Officer, sent written correspondence to Michael Boldt of Ice Miller, LLP (external counsel advising EDC LLC and EDC USA on EDC USA’s Severance Pay Policy (the “Severance Pay Policy”)) ("Mr. Boldt"), with a copy to Mr. Klinger, stating "Mike & I will call your office at 2:00 pm today. We would like to finalize the ERISA Severance plan."  See Exhibit 99.1 hereto.

On October 2, 2008, following Mr. Costabile's written correspondence to Mr. Boldt immediately above and certain additional communications, Mr. Boldt sent written correspondence to Mr. Costabile and Mr. Klinger noting "Attached is a copy of the draft with yellow highlights over the changes.  Please advise if this is correct based on our earlier conversation."  See Exhibit 99.2 hereto.  One of the highlighted changes to the Severance Pay Policy is the title of the party who is authorized to amend the policy in accordance with Section 7.1,  was modified to read "President."  As a result, 7.1 states:  "7.1    EDC may amend, terminate, suspend, withdraw or modify the Policy, in whole or in part, at any time, by a written instrument signed by the President of EDC."

On October 2, 2008, following Mr. Boldt's written correspondence immediately above and certain additional communications, Mr. Costabile sent written correspondence to Mr. Boldt, with copy to Mr. Klinger, stating "Thanks again. I have no additional comments. Subject to Mike's concurrence, please finalize."  See Exhibit 99.3.

On October 2, 2008, in response to Mr. Costabile’s written correspondence immediately above, Mr. Klinger sent written correspondence to Mr. Costabile and Mr. Boldt stating, "I read the document and am fine with proceeding."  See Exhibit 99.4.

On October 2, 2008, in response to Mr. Klinger's written correspondence immediately above, Mr. Boldt sent written correspondence to Mr. Klinger and Mr. Costabile stating "Based on the exchange or e-mails, I have prepared a final version and it is attached as a PDF.  Please advise if you also need a Word version."  See Exhibit 99.5.

On October 2, 2008, following Mr. Boldt's written correspondence immediately above, Mr. Costabile sent written correspondence to Mr. Clarke  Bailey (“Mr. Bailey”), at that time Chairman and Interim Chief Executive Officer of EDCI and Chairman of EDC LLC, with copy to Mr. Klinger, stating "Attached is a suggested Severance Policy for consideration and adoption by EDC (USA) LLC. This policy was prepared by our Indiana labor counsel in accordance with ERISA guidelines and is consistent with the severance calculation we previously discussed with the Board of Directors. I respectfully recommend adoption by the EDC LLC Board of Directors. Let me know how you would like to proceed."  See Exhibit 99.6.

On October 3, 2008, Mr. Bailey sent written correspondence to the Board of Directors of EDC LLC recommending the approval of the Severance Pay Policy, and attaching a) the Severance Pay Policy as approved by Mr. Costabile and Mr. Klinger and b) a written consent to be executed by the Board of Directors of EDC LLC, approving the adoption of the Severance Pay Policy by EDC USA, EDC LLC's wholly-owned subsidiary.  See Exhibit 99.7.   The written consents of the Board of Directors of EDC LLC consenting to and approving the adoption of the Severance Pay Policy by EDC USA effective as of October 3, 2008 is attached as Exhibit 99.8.  The written consent of the sole member of EDC USA, executed by Mr. Costabile, consenting to and approving the adoption by EDC USA of the Severance Pay Policy effective as of October 3, 2008, is attached as Exhibit 99.9.

On October 3, 2008, Mr. Costabile forwarded Mr. Bailey's October 3, 2008 written correspondence to the Board of Directors, including attachments, to Mr. Klinger, with copy to Richard A. Friedman, Vice President, Audit and Compliance of EDCI ("Mr. Friedman").  See Exhibit 99.10 hereto.

On October 3, 2008, as previously filed with the Securities and Exchange Commission,  EDCI and Mr. Klinger entered into an employment agreement (the “MWK CFO Employment Agreement”) defining certain terms and conditions of Mr. Klinger’s employment as CFO and Treasurer of the Company.  The MWK CFO Employment Agreement provides that either the termination of Mr. Klinger’s employment by the Company with “cause” (“Cause,” as defined therein), or resignation without “good reason” (“Good Reason,” as defined therein), shall result in the termination of Mr. Klinger’s employment by the Company without severance payments.  Please see Exhibit 99.11 hereto.

On October 31, 2008, EDC USA mailed notices of termination, which notices included the amount of severance pay such employees would be entitled to upon their termination, calculated in accordance with the Severance Pay Policy approved by EDC LLC and EDC USA and analysis prepared and reviewed by Mr. Klinger and Mr. Costabile, to approximately 420 employees of EDC USA.

On December 25, 2008, Mr. Klinger bound the Company to five retention bonus awards (“MWK Unauthorized Retention Bonuses") that differed from the retention payment amounts approved by the Company’s Compensation Committee on December 8, 2008.  Mr. Klinger himself submitted the request for approval of those payments to the Company's Compensation Committee on December 7, 2008.  The Company believes the MWK Unauthorized Retention Bonuses, in isolation, may constitute grounds for termination of Mr. Klinger's employment by the Company with Cause, and together with the Double Severance Payments, may demonstrate a pattern and practice of willful and deliberate violations of the Company's policies.  The MWK Unauthorized Retention Bonuses were discovered on April 21, 2009, after the termination of Mr. Klinger’s employment by the Company.

As a result of the January 2, 2009, assumption by Mr. Chapman of the role of CEO of the Company and EDC LLC, Mr. Chapman came into a position of active oversight and supervision of the Company’s senior executives, including Mr. Klinger.

On January 8, 2009, EDC LLC and Company management held two separate telephonic meetings, labeled the “EDC Operations/Finance Weekly Review/Cleanup” and “EDCI Management Weekly Review/Cleanup” conference calls.  At no point during these meetings did Mr. Klinger make any mention of any severance compensation that had been awarded to any Employees of the Company or EDC LLC.

On January 24, 2009, during an in-person meeting of the Company’s Chairman, Clarke H. Bailey (“Mr. Bailey”) and the Company’s senior management including Mr. Klinger, Mr. Klinger personally was reminded of the importance of his ceasing to fail to communicate immediately information that reasonably could be considered material to the Company’s decision makers, including Mr. Chapman.  During this same meeting, the Company’s actual and offered payment of severance to past and current employees of the Company and EDC LLC was discussed and debated actively.  At no point during this meeting did Mr. Klinger make any mention of any severance compensation that had been awarded to any Employees of the Company or EDC LLC.

On March 9, 2009, Mr. Chapman sent written correspondence to Mr. Klinger related to Mr. Chapman’s concern regarding Mr. Klinger’s performance deficiencies as the Company’s CFO, specifically citing Mr. Klinger’s unacceptable preparation of a presentation for the Company’s Audit Committee. See Exhibit 99.12 hereto

On March 13, 2009, Mr. Chapman sent written correspondence to Mr. Klinger, in which Mr. Chapman cited his concern over Mr. Klinger’s confirmed non-communication with a senior finance executive of EDC LLC for over one week.  This senior finance executive, at Mr. Klinger’s own request, had his direct, “solid” line of upward organizational reporting redirected to Mr. Klinger on February 11, 2009.  Mr. Chapman conveyed to Mr. Klinger in this written correspondence that “this modus operandi of extremely weak communications cannot continue.  It must end at once, as your continuance of exhibiting weak compliance with your fiduciary duty of due care puts EDC, and EDCI, at serious risk.”  See Exhibit 99.13 hereto.

On March 13, 2009, Mr. Chapman sent written correspondence to Mr. Klinger, citing Mr. Chapman’s and Mr. Bailey’s concerns regarding Mr. Klinger’s “imprecise, loose, tardy, and at times non-existent business communications".  On March 13, 2009, Mr. Klinger sent written correspondence to Mr. Chapman, in response to Mr. Chapman’s March 13, 2009, correspondence, in which Mr. Klinger acknowledged receipt of Mr. Chapman’s March 13, 2009 correspondence.  See Exhibit 99.14 hereto.

On March 13, 2009, following Mr. Chapman’s written correspondences to Mr. Klinger on such date (see above), Mr. Chapman and Mr. Klinger engaged in a telephone conversation regarding Mr. Klinger’s unsatisfactory performance as the Company’s CFO.  Mr. Chapman indicated to Mr. Klinger that the Company’s Chairman of the Board of Directors, Mr. Bailey, would be calling Mr. Klinger to engage in a conversation on the same matter.

On March 14, 2009, Mr. Chapman and Mr. Bailey engaged in a telephone conversation regarding Mr. Klinger’s unsatisfactory performance as the Company’s CFO.

On March 14, 2009, following a conversation in which Mr. Klinger committed to improving his performance as the Company's CFO, Mr. Chapman sent written correspondence to Mr. Klinger conveying a critical review of Mr. Klinger’s continued “deportment,” despite the conversation between Mr. Chapman and Mr. Klinger of the prior day (see above).  See Exhibit 99.15 hereto.

On March 14, 2009, Mr. Chapman discovered that on January 8, 2009, the same date of the EDC LLC and Company management conference calls (see above), Mr. Klinger, without proper authorization, and without any prior or post-notification to Mr. Chapman, had bound legally Entertainment Distribution Company (USA) LLC (“EDC USA”) to severance payments in violation of the explicit financial limitations of EDC USA’s Severance Pay Policy dated just three months earlier in October 2008 (see Exhibit 99.16 hereto).  EDC USA is a wholly-owned subsidiary of EDC LLC.  The Severance Pay Policy provides that eligible employees may receive severance of one week of pay for each complete year of service up to a maximum of 10 weeks’ pay.  Modifications to the Plan may only be made by a written instrument signed by the President of EDC USA, a requisite that at no time has been met.  However, despite the Severance Pay Policy’s financial limitation of 10 weeks’ pay and the unmet governance requirement of EDC President’s signature to any modification of that limitation, Mr. Klinger legally bound EDC USA to make severance payments of twenty weeks’ pay to 12 employees, which caused EDC USA to incur an unauthorized and thus improper severance expense of approximately $176,000. (the “Double Severance Payments”).    See Exhibit 99.17 hereto.

In March and April 2009, the Company investigated thoroughly Mr. Klinger’s actions (the “Klinger Investigation”) in connection with the Double Severance Payments and other matters.  As part of the Klinger Investigation, on March 16, 2009, Mr. Chapman sent written correspondence to Mr. Klinger summarizing the related discoveries to that date, noting in particular that the Double Severance Payments were a material breach of the Plan by Mr. Klinger.  See Exhibit 99.18 hereto.

On March 17, 2009, Mr. Klinger sent written correspondence to Mr. Chapman confirming various conclusions of the Klinger Investigation, acknowledging that his own “actions were wrong.”   See Exhibit 99.19 hereto.

On March 18, 2009, Mr. Chapman sent written correspondence to Mr. Klinger in which Mr. Chapman identified a second specific occurrence of Mr. Klinger’s own written reference to the Double Severance Payments as related to “severance” vs. “retention,” the latter of which Mr. Klinger initially had attempted to use as justification for his binding of EDC USA, contrary to the Severance Pay Policy, to make the Double Severance Payments (an obviously flawed justification as retention compensation also requires Compensation Committee approval).  The first such discovered instance of Mr. Klinger’s own written reference to the Double Severance Payments as “severance” was in Mr. Klinger’s December 9, 2008 E-mail to a senior EDC USA employee in which Mr. Klinger identified the Double Severance Payments as “20 weeks of severance.”  Following Mr. Chapman’s March 18, 2009 written correspondence referenced above, Mr. Klinger ceased his attempts to utilize the defense that he had believed the Double Severance Payments were retention compensation, authorized or otherwise.  See Exhibit 99.20 herein.

On March 18, 2009, Mr. Chapman sent written correspondence to Mr. Klinger regarding Mr. Chapman’s concern related to Mr. Klinger’s continuing performance deficiencies as the Company’s CFO, citing Mr. Klinger’s March 18, 2009, unacceptable performance in connection with the improper completion of an important presentation related to the Blackburn-Hannover Consolidation Feasibility Study.  See Exhibit 99.21 hereto.

On March 24, 2009, Mr. Chapman sent written correspondence to Mr. Klinger citing his concerns over how Mr. Klinger, as the Company’s CFO who claimed to have reviewed very recently EDC LLC’s most recent amended credit agreement, could not respond to Mr. Chapman with an accurate answer to the question of what was the rate of interest EDC LLC was paying to EDC LLC’s creditor per such credit agreement.  Mr. Chapman noted that such information in question, along with a credit facility’s maturities/expirations, is “considered the most basic of any loan agreement, whether it be a residential mortgage or corporate term loan.”  See Exhibit 99.22 hereto.

On March 24, 2009, Mr. Chapman sent written correspondence to Mr. Klinger, Michael D. Nixon and Kyle E. Blue formalizing Mr. Chapman’s decision to create an Office of the CFO.  In such email, Mr. Chapman stated that the duties of each member of the Office of the CFO will be “nearly identical” to those each individual had been performing prior the time of the creation of said office.  On March 24, 2009, Mr. Klinger sent written correspondence, in response to Mr. Chapman’s March 24, 2009 written correspondence (see above), a) acknowledging receipt of this correspondence and b) that in no way or form disputed the assertion made by Mr. Chapman regarding these “nearly identical duties.”  See Exhibit 99.23 hereto.

In March and April 2009, during communications related to Mr. Klinger’s performance as the Company’s CFO, Mr. Chapman informed Mr. Klinger, and Klinger acknowledged that Mr. Klinger’s improper conduct in connection with the Double Severance Payments provided the Company with sufficient grounds for the termination of Mr. Klinger’s employment by the Company with Cause.

On April 4, 2009, in line with the terms of the MWK CFO Employment Agreement, Mr. Chapman conducted a telephonic review of Mr. Klinger’s first six months’ pay and performance as the Company’s CFO (the “MWK Six Months Review.”)  During the MWK Six Months Review, Mr. Chapman reiterated that the Company had sufficient grounds for the termination of Mr. Klinger’s employment by the Company with Cause as a result of the Double Severance Payments, and also identified other significant deficiencies in Mr. Klinger’s performance. Mr. Klinger and the Company thereafter began negotiations for a separation of his employment from the Company.  In connection with such negotiations, Mr. Klinger explicitly requested as particular consideration to his benefit the Company’s agreement not to terminate his employment by the Company with Cause, based on the Double Severance Payments.

On April 9, 2009, Mr. Chapman sent Mr. Klinger written correspondence defining key terms of a Separation Agreement (the “Proposed Separation Agreement”) that had been negotiated and agreed to verbally between the Company and Mr. Klinger on that date.  A material term of the Proposed Separation Agreement, as sought by Mr. Klinger, was the Company’s agreement not to terminate Mr. Klinger’s employment by the Company with Cause, based on the Double Severance Payments.    See Exhibit 99.24 hereto.

On April 9, 2009, Mr. Klinger sent Mr. Chapman written correspondence, in response to Mr. Chapman’s written correspondence dated April 9, 2009, indicating that Mr. Klinger had reviewed such written correspondence and confirmed that the terms detailed in the Proposed Separation Agreement were “as agreed.”  See Exhibit 99.25 hereto.  On April 9, 2009, Mr. Chapman sent Mr. Klinger written correspondence, in response to Mr. Klinger’s most recent written correspondence dated April 9, 2009 (see Exhibit 99.25 hereto), thanking Mr. Klinger for confirming agreement to the terms of the Proposed Separation Agreement.  See Exhibit 99.26 hereto.

On April 13, 2009, despite the fact that the Company and Mr. Klinger had agreed, in writing on April 9, 2009 (see Exhibits 99.24 – 99.26)   to the terms of the Proposed Separation Agreement, which required only formal legal documentation be completed through the weekend of April 10-12, 2009, Mr. Klinger unexpectedly rescinded his agreement to the terms of the Proposed Separation Agreement before such agreement could become finalized.  Instead, Mr. Klinger E-mailed a letter dated April 13, 2009 (the “MWK Termination for Good Reason Letter”), to the Company’s Board of Directors, in which he baselessly asserted his right to resign for Good Reason if certain changes were not made by the Company within thirty days.  The Company believes that the MWK Termination for Good Reason Letter a) was constructed and delivered in order to attempt to preempt the termination of his employment by the Company with Cause, and b) calls into question whether the Proposed Separation Agreement was negotiated by Mr. Klinger in good faith.  See Exhibit 99.27 hereto.

On April 13, 2009, the Company served written notice to Mr. Klinger of the termination of Mr. Klinger’s employment by the Company with Cause, subject to approval by the Company’s Board of Directors.  See Exhibit 99.28 hereto.

On April 14, 2009, the Company’s Board of Directors approved the termination of Mr. Klinger’s employment by the Company with Cause.  The Board of Directors also considered, among other factors, six additional specific examples of deficiencies in Mr. Klinger’s work performance in the 1Q2009 alone, such deficiencies having been communicated previously by Mr. Chapman to the Company’s Compensation Committee in written correspondence on March 27, 2009, as follows:

1)  Severance Pay Policy Violation;
2)  March 2009 Board Meeting Preparation Disorganization;
3)  Blackburn – Hannover Consolidation Feasibility Study Disorganization;
4)  EDC LLC Credit Agreement Ignorance;
5)  EDC LLC Creditor Mis-Communication;
6)  EDCI 4Q2008 Investor Conference Call Script Ghost-writing;
7)  EDC LLC Financial Statement Ignorance.

See Exhibit 99.29 hereto.  The Company’s Board of Directors sent written correspondence to Mr. Klinger notifying him of its unanimous vote to terminate his employment by the Company on April 14, 2009.  See Exhibit 99.30 hereto.

On April 14, 2009, concurrent with its approval of the termination of Mr. Klinger's employment by the Company with Cause, the Company’s Board of Directors authorized Mr. Chapman, with the assistance of Matthew K. Behrent, to continue to consider a reasonable, negotiated legal settlement with Mr. Klinger.  No progress regarding such settlement was achieved by April 17, 2009, nor has been achieved since that date.

On April 17, 2009, the Company, EDC LLC and EDC USA as plaintiffs, filed The Klinger ERISA Complaint.  The Klinger ERISA Complaint seeks:  a) a declaratory judgment that, pursuant to the MWK CFO Employment Agreement, the circumstances of the termination of Mr. Klinger’s employment constitute Cause and, in the alternative, that Mr. Klinger resigned without Good Reason, as a result of which the Company may terminate Mr. Klinger’s employment by the Company with Cause; b) recovery for the loss occasioned by the breach of fiduciary duty perpetrated by Mr. Klinger in connection with the Double Severance Payments; c) attorney’s fees and related costs and d) such other relief as the Court deems appropriate.  See Exhibit 99.31 hereto.

On April 22, 2009, the Company filed a Form 8-K (the “April 22 MWK Termination With Cause 8-K) pursuant to Item 5.02 describing certain events in connection with the April 14, 2009, decision by the Board of Directors to terminate Mr. Klinger’s employment by the Company with Cause (as defined below).

On April 24, 2009, given that a significant portion of Mr. Klinger’s claims for compensation relate to entitled vacation days that Mr. Klinger claims not to have utilized, the Company commenced a comprehensive review of the vacation days actually taken by Mr. Klinger, versus those he self-reported  to the Company (for tracking purposes). This preliminary analysis, conducted for the 2H2008, indicates there are numerous days where Mr. Klinger did not self-report a vacation day, despite a combination of at least two of the following occurring on each applicable day:  a) security records indicate Mr. Klinger’s security access card was not used to access Mr. Klinger’s workplace at any point during those days; b) Mr. Klinger’s Company Microsoft Office Outlook calendar had those days  marked as “Vacation” or those days were marked within a period marked as traveling out of state other than for business; c) Mr. Klinger’s Company Microsoft Office E-mails demark those days for vacation based on specific events, with such events also listed on Mr. Klinger’s Company Microsoft Office Outlook calendar; and/or d) Mr. Klinger’s Company Microsoft Office E-mails confirm he was on vacation on those days.  The Company has requested, by written correspondence to Mr. Klinger’s counsel on April 28, 2009 (see Exhibit 99.32 hereto), that Mr. Klinger resubmit his correct vacation day usage with suitable backup, or provide some other proposal for a potential resolution of the disparities identified above.  The Company is expanding its review to include an analysis of Mr. Klinger’s office and cell phone records, and Company Microsoft Office E-mails, extending such review into all periods of Mr. Klinger’s employment.

On April 30, 2009, the Company filed a Form 8-K in accordance with Regulation FD describing various discoveries of the ongoing  Klinger Investigation including but not limited to the following: a) additional acts whereby Mr. Klinger bound the Company to unauthorized employee compensation payments; b) a series of written communications to and from Mr. Klinger, written in October 2008, confirming that Mr. Klinger not only was aware of EDC LLC subsidiary EDC USA’s approved and enforceable Severance Pay Policy, but personally reviewed and approved, in his capacity as the Company’s CFO, the Severance Pay Policy before it was reviewed and approved, by signed written consent, by EDC LLC's Board of Directors, EDC USA’s Chairman & Interim Chief Executive Officer -- Mr. Bailey, and EDC USA’s President-Chief Operating Officer -- Mr. Costabile; and c) preliminary results of an analysis exposing significant discrepancies between Mr. Klinger’s vacation days (during the 2H2008) as self-reported  to the Company (for tracking purposes) vs. vacation days listed in his Company Microsoft Outlook calendar or E-mail and days where security records indicate Mr. Klinger’s security access card was not used to enter Mr. Klinger’s workplace.

On April 30, 2009 and May 1, 2009, the Company received correspondence from Mr. Klinger relating to his apparent concern over the timing of the Company’s completion of certain administrative activities required as a result of Mr. Klinger’s separation from the Company.  Such correspondence is attached as Exhibit 99.33 hereto.

On May 5, 2009, the Company provided correspondence to  Mr. Klinger’s attorney with additional analysis supporting prior evidence exposing significant discrepancies between Mr. Klinger’s vacation days (during the 2H2008) as self reported vs. vacation days listed in his Company Microsoft Outlook calendar or E-mail or days where security records indicate Mr. Klinger’s security access card was not used to enter Mr. Klinger’s workplace.  The Company also continued to make itself available for discussions of this issue (which offers have still not been accepted by Mr. Klinger’s counsel).  See Exhibit 99.34 hereto.

On May 6, EDCI, EDC LLC and EDC USA submitted a statement of position (the “EDCI EEOC Statement of Position”) in rebuttal of a Notice of Charge of Discrimination received from the U.S. Equal Employment Opportunity Commission (“EEOC”) on April 30, 2009 involving a Charge of Discrimination (the “MWK EEOC Discrimination Charge”) (see Exhibit 99.35 hereto) by Mr. Klinger alleging that he was the victim of age discrimination and retaliation, which allegations the Company believes are entirely baseless and without merit.  The Statement of Position contains a detailed response to the spurious charges and is attached as Exhibit 99.36 hereto.

On May 7, 2009, the Company filed a Form 8-K in accordance with Regulation FD providing the following update:  a) On May 6, 2009 the Company, EDC LLC and EDC USA submitted the EDCI EEOC Statement of Position in rebuttal of the MWK EEOC Discrimination Charge; b) on April 30, 2009 and May 1, 2009, the Company received the correspondence from Mr. Klinger described above; and c) on May 5, 2009, the Company provided  Mr. Klinger’s attorney the correspondence and analysis described above.

On May 8, 2009, Klinger filed the Klinger Indiana Counter-Suit.  The Klinger Indiana Counter-Suit seeks:  i) compensatory damages for breach of the MWK CFO Employment Agreement; ii) damages, including liquidated damages and attorney fees under certain Indiana statutes resulting from any unpaid wages and compensation due and payable to Klinger upon his termination, which Klinger alleges includes salary, vacation pay for accrued and unused vacation days, bonuses, and severance pay; (iii) damages for defamation Klinger alleges resulted from statements made in the Company’s Form 8-Ks filed on April 22, 2009 and April 30, 2009 and (iv) related interest, cost and attorney fees as permitted by law.  See Exhibit 99.37 hereto.

On May 11, 2009, Klinger filed the Klinger Motion to Dismiss Or Transfer Venue” in response to the Klinger ERISA Complaint.  The Klinger Motion to Dismiss Or Transfer Venue seeks to dismiss the Klinger ERISA Complaint for lack of personal jurisdiction and improper venue, or in the alternative to transfer venue to the United States District Court for the Southern District of Indiana (the Court in which Klinger filed the Klinger Indiana Counter-Suit).  The Klinger Motion to Dismiss Or Transfer Venue, together with a Memorandum of Law in Support of the Klinger Motion to Dismiss Or Transfer Venue and an Affidavit of Klinger related to the Klinger Motion to Dismiss Or Transfer Venue are attached as Exhibit 99.38 hereto.

The Company believes the Klinger Indiana Counter-Suit and the Klinger Motion to Dismiss Or Transfer Venue have no merit and intends to vigorously defend or oppose both matters.

The Klinger Investigation into the above improprieties by Mr. Klinger in his capacity as the Company’s CFO remains ongoing.  The Company expects to make further disclosures on Form 8-K updating the Company’s shareholders on developments related to this matter.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits
99.1	Written correspondence from Thomas Costabile to Michael Boldt dated 10/02/2008
99.2	Written correspondence from Michael Boldt to Thomas Costabile and Michael W. Klinger dated 10/02/2008
99.3	Written correspondence from Thomas Costabile to Michael Boldt dated 10/02/2008
99.4	Written correspondence from Michael W. Klinger to Michael Boldt and Thomas Costabile dated 10/02/2008
99.5	Written correspondence from Michael Boldt to Thomas Costabile and Michael W. Klinger dated 10/02/2008
99.6	Written correspondence from Thomas Costabile to Clarke Bailey dated 10/02/2008
99.7	Written correspondence from Clarke Bailey to EDC LLC Board of Directors dated 10/03/2008
99.8	EDC LLC Signed Severance Policy by the EDC LLC Board of Directors
99.9	EDC LLC Signed Severance Policy by Thomas Costabile
99.10	Written correspondence from Thomas Costabile to Michael W. Klinger dated 10/03/2008
99.11	Michael W. Klinger Employment Agreement dated 10/03/2008
99.12	Written correspondence from Robert L. Chapman, Jr. to Michael W. Klinger dated 03/09/2009
99.13	Written correspondence from Robert L. Chapman, Jr. to Michael W. Klinger dated 03/13/2009
99.14	Written correspondence from Robert L. Chapman, Jr. to Michael W. Klinger dated 03/13/2009
99.15	Written correspondence from Robert L. Chapman, Jr. to Michael W. Klinger dated 03/14/2009
99.16	EDC LLC Severance Pay Policy dated 10/03/2008
99.17	EDC Michael W. Klinger signed second retention letter dated 01/08/2009
99.18	Written correspondence from Robert L. Chapman, Jr. to Michael W. Klinger dated 03/16/2009
99.19	Written correspondence from Michael W. Klinger to Robert L. Chapman, Jr. dated 03/17/2009
99.20	Written correspondence from Robert L. Chapman, Jr. to Michael W. Klinger dated 03/18/2009
99.21	Written correspondence from Robert L. Chapman, Jr. to Michael W. Klinger dated 03/18/2009
99.22	Written correspondence from Robert L. Chapman, Jr. to Michael W. Klinger dated 03/24/2009
99.23	Written correspondence from Robert L. Chapman, Jr. to Michael W. Klinger dated 03/24/2009
99.24	Written correspondence from Robert L. Chapman, Jr. to Michael W. Klinger dated 04/09/2009
99.25	Written correspondence from Michael W. Klinger to Robert L. Chapman, Jr. dated 04/09/2009
99.26	Written correspondence from Robert L. Chapman, Jr. to Michael W. Klinger dated 04/09/2009
99.27	Written correspondence from Michael W. Klinger to the Company’s Board of Directors dated 04/13/2009
99.28	Written correspondence from the Company to Michael W. Klinger dated 04/13/2009
99.29	Written correspondence from Robert L. Chapman, Jr. to the Company’s Compensation Committee dated 03/27/2009
99.30	Written correspondence from the Board of Directors of the Company to Michael W. Klinger dated 04/14/2009
99.31	Complaint filed in the United States District Court by the Company, EDC LLC and EDC USA against Michael W. Klinger dated 04/17/2009
99.32	Written correspondence from the Company to Michael W. Klinger's counsel dated 04/28/2009
99.33	Written correspondence from Michael W. Klinger to the Company dated 04/30/2009 and 05/01/2009
99.34	Written correspondence from the Company to Michael W. Klinger's counsel dated 05/05/2009
99.35	EEOC Notice of Change of Discrimination by Michael W. Klinger dated 04/29/2009
99.36	Statement of Position by the Company, EDC LLC and EDC USA in rebuttal of the Charge of Discrimination by Michael W. Klinger dated 05/06/2009
99.37	Complaint filed in the United States District Court by Michael W. Klinger against the Company, EDC Inc., EDC LLC, EDC USA and Robert L. Chapman, Jr. dated 05/08/2009
99.38	Motion to Dismiss or Transfer Venue in response to the Klinger ERISA Complaint and related Memorandum of Law and Affidavit filed by Michael W. Klinger dated 05/11/2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDCI HOLDINGS, INC.

Date: May 12, 2009	By:	/s/ Robert L. Chapman, Jr.
Robert L. Chapman, Jr.
Chief Executive Officer